EXHIBIT 16.1

                               Cuthill & Eddy LLP
                          Certified Public Accountants
                         Limited Liability Partnership

                            Carson L. Eddy, Partner
                          Victor J. Incinelli, Partner
                             Harry E. Harp, Partner


December 20, 2002

Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have received and reviewed the amended report under Item 4 of Form 8-K/A for the event dated March 15, 2002 filed by Interlock Services, Inc. d/b/a New York International Commerce Group, Inc., to which this letter is attached as an exhibit, and have no disagreements with the position of the Company as stated therein.

Respectively submitted,


/s/ Cuthill & Eddy LLP
Cuthill & Eddy LLP

1030 W. Morse Blvd., Ste. 200
Winter Park, FL 32789